UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2013
Spherix Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 301-897-2540 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A (the "Amendment") amends the Current Report for Spherix Incorporated (the "Company") on Form 8-K, as initially filed with the Securities and Exchange Commission (the "SEC") on February 7, 2013 (the "Original Report"). The purpose of this Amendment is to clarify the reference of certain dates contained in the Original Report. This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2013, Spherix Incorporated (the “Company”) agreed upon a retention understanding, effective as of January 22, 2013, with Robert A. Lodder, Ph.D. as the Company’s President and Principal Executive Officer through June 30, 2013 presented in Exhibit 99.1 the Retention Agreement with Robert A. Lodder, Ph.D.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description
99.1
Retention Agreement dated as of January 22, 2013, by and between Robert A. Lodder, Ph.D. and the Company (Incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Anthony Hayes
Chief Executive Officer

Date:  September 24, 2013